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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-100490) and related Prospectus of Perficient, Inc. for the registration of 2,166,500 shares of its common stock and to the incorporation by reference therein of our report dated January 9, 2004, with respect to the consolidated financial statements of Perficient, Inc. included in its Annual Report, as amended, (Form 10-KSB/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

Austin, Texas
October 4, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM